UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): March 18, 2019 (March 13, 2019)

Exact name of registrant as specified in its charter	State or other jurisdiction of incorporation or organization	Commission File Number	I.R.S. Employer Identification No.
Windstream Holdings, Inc.	Delaware	001-32422	46-2847717
Windstream Services, LLC	Delaware	001-36093	20-0792300

4001 Rodney Parham Road
Little Rock, Arkansas	72212
(Address of principal executive offices)	(Zip Code)

(501) 748-7000
(Registrants’ telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company          ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 1.01	Entry into a Material Definitive Agreement

As previously reported, on February 25, 2019 (the “Petition Date”), Windstream Holdings, Inc. (“Windstream Holdings”) and all of its subsidiaries, including Windstream Services, LLC (“Windstream Services”) (collectively, the “Debtors”), filed voluntary petitions (the “Chapter 11 Cases”) for reorganization under Chapter 11 of the U.S. Bankruptcy Code (the “Bankruptcy Code”) in the U.S. Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”). The Chapter 11 Cases are being jointly administered under the caption In re Windstream Holdings, Inc., et al., No 19-22312 (RDD).

“Debtor-in-Possession” Credit Facility

On the Petition Date, Windstream Holdings and Windstream Services entered into a commitment letter (as amended, the “DIP Commitment Letter”) dated as of February 25, 2019 with Citigroup Global Markets Inc. (together with Barclays Bank, PLC, Credit Suisse Loan Funding, Deutsche Bank Securities Inc., Goldman Sachs Bank USA and JPMorgan Chase Bank, N.A., the “Arrangers”), pursuant to which the Arrangers or their affiliates committed to provide senior secured superpriority debtor-in-possession credit facilities in an aggregate principal amount of $1 billion, subject to conditions described therein. In connection with the Chapter 11 Cases and in accordance with the DIP Commitment Letter, Windstream Holdings and Windstream Services entered into a Superpriority Secured Debtor-in-Possession Credit Agreement, dated as of March 13, 2019 (the “DIP Credit Agreement”), by and among Windstream Services, as the borrower (the “Borrower”), Windstream Holdings, the other guarantors party thereto, the lenders party thereto (together with such other financial institutions from time to time party thereto, the “DIP Lenders”) and Citibank, N.A., as administrative agent and collateral agent (the “Agent”). The DIP Credit Agreement provides for $1 billion in superpriority secured debtor-in-possession credit facilities comprising of (i) a superpriority revolving credit facility in an aggregate amount of $500 million (the “Revolving Facility”) and (ii) a superpriority term loan facility in an aggregate principal amount of $500 million (the “Term Loan Facility” and, together with the Revolving Facility, the “DIP Facilities”), subject to the terms and conditions set forth therein.

On February 26, 2019 (the date that the Debtors filed a motion for the approval of the DIP Facilities with the Bankruptcy Court, which was granted on the record (the “Effective Date”)), a portion of the Term Loan Commitments in an amount equal to $300 million and a portion of the Revolving Facility in an amount equal to $100 million became available to the Borrower. Upon the date the Bankruptcy Court enters a final non-appealable order in form and substance satisfactory to the Agent, the full remaining amount of the Term Loan Commitments and the Revolving Facility shall be available to the Borrower, subject to the satisfaction or waiver of certain conditions precedent. As of March 15, 2019, $300 million was outstanding under the Term Loan Facility and $0 was outstanding under the Revolving Facility.

The proceeds of loans extended under the DIP Facilities will be used for purposes permitted by orders of the Bankruptcy Court, including (i) for working capital and other general corporate purposes (ii) to pay transaction costs, professional fees and other obligations and expenses incurred in connection with the DIP Facilities, the Chapter 11 Cases and the transactions contemplated thereunder, and (iii) to pay adequate protection expenses, if any, to the extent set forth in any order entered by the Bankruptcy Court.

The maturity date of the DIP Facilities is February 26, 2021. Loans under the Term Facility and the Revolving Facility will bear interest, at the option of Windstream Services, at (1) 1.50% plus a base rate of the highest of (i) Citibank, N.A.’s base rate, (ii) the Federal funds effective rate plus 1/2 of 1% and (iii) the one-month LIBOR plus 1.00% per annum; or (2) 2.50% plus LIBOR. From and after the Effective Date, a non-refundable unused commitment fee will accrue at the rate of 0.50% per annum on the daily average unused portion of the Revolving Facility (whether or not then available).

The DIP Credit Agreement includes usual and customary negative covenants for debtor-in-possession loan agreements of this type, including covenants limiting Windstream Holdings’ and its subsidiaries’ ability to, among other things, incur additional indebtedness, create liens on assets, make investments, loans or advances, engage in mergers, consolidations, sales of assets and acquisitions, pay dividends and distributions and make payments in respect of junior or pre-petition indebtedness, in each case subject to customary exceptions for debtor-in-possession loan agreements of this type.

The DIP Credit Agreement also includes certain customary representations and warranties, affirmative covenants and events of default, including, but not limited to, payment defaults, breaches of representations and warranties, covenant defaults, certain events under ERISA, unstayed judgments in favor of a third party involving an aggregate liability in excess of $25 million, change of control, specified governmental actions having a material adverse effect or condemnation or damage to a material portion of the collateral. Certain bankruptcy-related events are also events of default, including, but not limited to, the dismissal by the Bankruptcy Court of any of the Chapter 11 Cases, the conversion of any of the Chapter 11 Cases to a case under chapter 7 of the Bankruptcy Code, the appointment of a trustee pursuant to chapter 11 of the Bankruptcy Code, the final order approving the DIP Facilities failing to have been entered within 60 days after the Petition Date and certain other events related to the impairment of the DIP Lenders’ rights or liens granted under the DIP Credit Agreement.

The foregoing description of the DIP Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the DIP Credit Agreement, which is attached as Exhibit 10.1 hereto and incorporated by reference herein.

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Item 2.03.	Creation of a Direct Financial Obligation or Obligation under an Off Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 regarding the DIP Facilities and DIP Credit Agreement is incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

The following exhibits are filed with this report:

Exhibit No.	Description

Exhibit 10.1
Superpriority Secured Debtor-in-Possession Credit Agreement, dated as of March 13, 2019, by and among Windstream Services, LLC, Windsteam Holding, Inc., the other guarantors party thereto, the lenders party thereto, Citibank, N.A., as Administrative Agent and Collateral Agent, and the other parties party thereto.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

WINDSTREAM HOLDINGS, INC.

By:	/s/ Kristi M. Moody
Name:	Kristi M. Moody
Title:	Senior Vice President - General Counsel and Corporate Secretary

WINDSTREAM SERVICES, LLC

By:	/s/ Kristi M. Moody
Name:	Kristi M. Moody
Title:	Senior Vice President - General Counsel and Corporate Secretary

Dated: March 18, 2019

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